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                                                                    Exhibit 3.02

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 NETEGRITY, INC.

                             As of February 12, 2004

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                                TABLE OF CONTENTS

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ARTICLE I - STOCKHOLDERS.........................................................................................         1
         1.1      Place of Meetings..............................................................................         1
         1.2      Annual Meeting.................................................................................         1
         1.3      Special Meetings...............................................................................         1
         1.4      Notice of Meetings.............................................................................         1
         1.5      Voting List....................................................................................         1
         1.6      Quorum.........................................................................................         2
         1.7      Adjournments...................................................................................         2
         1.8      Voting and Proxies.............................................................................         2
         1.9      Action at Meeting..............................................................................         2
         1.10     Nomination of Directors........................................................................         3
         1.11     Notice of Business at Annual Meetings..........................................................         5
         1.12     Conduct of Meetings............................................................................         6
         1.13     Consent Solicitation...........................................................................         7

ARTICLE II - DIRECTORS...........................................................................................         9
         2.1      General Powers.................................................................................         9
         2.2      Number, Election and Qualification.............................................................         9
         2.3      Tenure.........................................................................................         9
         2.4      Quorum.........................................................................................         9
         2.5      Action at Meeting..............................................................................         9
         2.6      Removal........................................................................................         9
         2.7      Vacancies......................................................................................         9
         2.8      Resignation....................................................................................         9
         2.9      Regular Meetings...............................................................................        10
         2.10     Special Meetings...............................................................................        10
         2.11     Notice of Special Meetings.....................................................................        10
         2.12     Meetings by Conference Communications Equipment................................................        10
         2.13     Action by Consent..............................................................................        10
         2.14     Committees.....................................................................................        10
         2.15     Compensation of Directors......................................................................        11

ARTICLE III - OFFICERS...........................................................................................        11
         3.1      Titles.........................................................................................        11
         3.2      Election.......................................................................................        11
         3.3      Qualification..................................................................................        11
         3.4      Tenure.........................................................................................        11
         3.5      Resignation and Removal........................................................................        11
         3.6      Vacancies......................................................................................        12
         3.7      Chairman of the Board..........................................................................        12
         3.8      President; Chief Executive Officer.............................................................        12
         3.9      Vice Presidents................................................................................        12
         3.10     Secretary and Assistant Secretaries............................................................        12
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         3.11     Treasurer and Assistant Treasurers.............................................................        13
         3.12     Salaries.......................................................................................        13

ARTICLE IV - CAPITAL STOCK.......................................................................................        13
         4.1      Issuance of Stock..............................................................................        13
         4.2      Certificates of Stock..........................................................................        13
         4.3      Transfers......................................................................................        14
         4.4      Lost, Stolen or Destroyed Certificates.........................................................        14
         4.5      Record Date....................................................................................        14

ARTICLE V - INDEMNIFICATION......................................................................................        15
         5.1      Third Party Actions............................................................................        15
         5.2      Derivative Actions.............................................................................        15
         5.3      Expenses.......................................................................................        15
         5.4      Authorization and Request for Indemnification..................................................        15
         5.5      Advance Payment of Expenses....................................................................        16
         5.6      Non-Exclusiveness..............................................................................        16
         5.7      Insurance......................................................................................        16
         5.8      Constituent Corporations.......................................................................        16
         5.9      Additional Indemnification...........................................ERROR! BOOKMARK NOT DEFINED.

ARTICLE VI - GENERAL PROVISIONS..................................................................................        17
         6.1      Fiscal Year....................................................................................        17
         6.2      Corporate Seal.................................................................................        17
         6.3      Waiver of Notice...............................................................................        17
         6.4      Voting of Securities...........................................................................        17
         6.5      Evidence of Authority..........................................................................        17
         6.6      Certificate of Incorporation...................................................................        17
         6.7      Severability...................................................................................        17
         6.8      Pronouns.......................................................................................        17

ARTICLE VII - AMENDMENTS.........................................................................................        18
         7.1      By the Board of Directors......................................................................        18
         7.2      By the Stockholders............................................................................        18
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                                    ARTICLE I

                                  STOCKHOLDERS

         1.1 Place of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal office of the corporation.

         1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held). If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

         1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

         1.5 Voting List. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) during ordinary

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business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

         1.7 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

         1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, applicable rule, regulation or listing agreement, the Certificate of Incorporation or these By-laws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

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         1.10     Nomination of Directors.

                  (a) Except for (i) any directors entitled to be elected by the holders of preferred stock, (ii) any directors elected in accordance with
Section 2.9 hereof by the Board of Directors to fill a vacancy or newly-created directorships or (iii) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the corporation who (x) complies with the notice procedures set forth in Section 1.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

                  (b) To be timely, a stockholder's notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (x) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (y) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting and (ii) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting (or the public announcement thereof) commence a new time (or extend any time period) for the giving of a stockholder's notice.

         The stockholder's notice to the Secretary shall set forth: (a) as to each proposed nominee (i) such person's name, age, business address and, if known, residence address, (ii) such person's principal occupation or employment,
(iii) the class and number of shares of stock of the corporation which are beneficially owned by such person, and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) as to the stockholder giving the notice (i) such stockholder's name and address, as they appear on the corporation's books, (ii) the class and number of shares of stock of the corporation which are owned, beneficially and of record, by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy

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statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) such beneficial owner's name and address, (ii) the class and number of shares of stock of the corporation which are beneficially owned by such beneficial owner, (iii) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (iv) a representation whether the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock requirement to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder's notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the corporation. A stockholder shall not have complied with this
Section 1.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder's nominee in contravention of the representations with respect thereto required by this Section 1.10.

                  (c) The chairman of any meeting shall, if the facts warrant, have the power and duty to determine that a nomination was not made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chairman should so determine, the chairman shall so declare to the meeting and such nomination shall be disregarded.

                  (d)      Except as otherwise required by law, nothing in this
Section 1.10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

                  (e)      Notwithstanding the foregoing provisions of this
Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

                  (f) For purposes of this Section 1.10, "public disclosure" shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or

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comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         1.11     Notice of Business at Annual Meetings.

                  (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in
Section 1.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

                  (b) To be timely, a stockholder's notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time (or extend any time period) for the giving of a stockholder's notice.

         The stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation whether the

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stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder's proposal in contravention of the representations with respect thereto required by this
Section 1.11.

                  (c) The chairman of any meeting shall, if the facts warrant, have the power and duty to determine that business was not properly brought before the meeting in accordance with the provisions of this Section
1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

                  (d)      Notwithstanding the foregoing provisions of this
Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

                  (e) For purposes of this Section 1.11, "public disclosure" shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         1.12     Conduct of Meetings.

                  (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman's absence by the Vice Chairman of the Board, if any, or in the Vice Chairman's absence by the Chief Executive Officer, or in the Chief Executive Officer's absence, by the President, or in the President's absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the

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absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  (b) The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  (c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

                  (d) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         1.13     Consent Solicitation.

                  (a) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record

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date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this
Section 1.13(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.13(a) or otherwise within 10 days of the date on which such a written request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10-day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (b) In the event of the delivery, in the manner provided by this Section 1.13 and applicable law, to the corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (such written consent or consents together with any related revocations is referred to in this section as a "Consent"), the Secretary shall provide for the safekeeping of such Consent and shall immediately appoint duly qualified and independent inspectors to: (i) conduct promptly such reasonable ministerial review as such inspectors deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; and (ii) deliver to the Secretary a written report regarding the foregoing. For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspector or inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 1.13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. If after such investigation and report the Secretary shall determine that the Consent is valid and that holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. Nothing contained in this Section 1.13 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector or inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                   ARTICLE II

                                    DIRECTORS

         2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

         2.2 Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the corporation shall be established by the Board of Directors. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

         2.3 Tenure. Each director shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director's earlier death, resignation or removal.

         2.4 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed by the Board of Directors shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

         2.5 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation.

         2.6 Removal. Except as otherwise provided by the General Corporation Law of the State of Delaware, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority in voting power of the outstanding shares then entitled to vote at an election of directors, except that the directors, if any, elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority in voting power of the outstanding shares of such class or series.

         2.7 Vacancies. Subject to the rights of holder of any series of Preferred Stock, any vacancy or newly-created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, subject to the election and qualification of a successor or until such director's earlier death, resignation or removal.

         2.8 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

         2.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         2.10 Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

         2.11 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice via first-class mail to such director's last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         2.12 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

         2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

         2.14 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

         2.15 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

                                   ARTICLE III

                                    OFFICERS

         3.1 Titles. The officers of the corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

         3.2 Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

         3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

         3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer's successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer's earlier death, resignation or removal.

         3.5 Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer's resignation or removal, or any right to damages on account of such removal, whether such officer's compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

         3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer's predecessor and until a successor is elected and qualified, or until such officer's earlier death, resignation or removal.

         3.7 Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation's Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these By-laws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

         3.8 President; Chief Executive Officer. Unless the Board of Directors has designated the Chairman of the Board or another person as the corporation's Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

         3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

         3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

         3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

         The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

         3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

         4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation's treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

         4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the

Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

         Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

         There shall be set forth on the face or back of each certificate representing shares of such class or series of stock of the corporation a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

         4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

         4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose (other than stockholder action by consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE V

                                 INDEMNIFICATION

         5.1 Third Party Actions. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         5.2 Derivative Actions. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

         5.3 Expenses. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         5.4      Authorization and Request for Indemnification.

                  (a)      Any indemnification requested by the Indemnitee under
Section 5.1 hereof shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless it shall have been determined in accordance with Section 145(d) of the General Corporation Law of the State of Delaware that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b)      Any indemnification requested by the Indemnitee under
Section 5.2 hereof shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless it shall have been in accordance with
Section 145(d) of the General Corporation Law of the State of Delaware that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or the Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         5.5 Advance Payment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any action, suit or proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article V or otherwise. The advances to be made hereunder shall be paid by the corporation to or on behalf of the Indemnitee within 20 days following delivery of a written request therefor by the Indemnitee to the corporation.

         5.6      Non-Exclusiveness. The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         5.7 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

         5.8 Constituent Corporations. The corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

         6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

         6.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         6.4 Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or securityholders of any other entity or organization, the securities of which may be held by this corporation.

         6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

         6.6 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

         6.7 Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

         6.8 Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                                   ARTICLE VII

                                   AMENDMENTS

         7.1 By the Board of Directors. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

         7.2 By the Stockholders. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.